UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Earliest Event Reported: December 22, 2005

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                              X-RITE, INCORPORATED
             (Exact name of registrant as specified in its charter)

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         Michigan                      000-14800                   38-1737300
(State or other jurisdiction    (Commission File Number)         (IRS Employer
      of incorporation)                                       Identification no)

                              3100 44th Street S.W.
                           Grandville, Michigan 49418
               (Address of principal executive office) (Zip Code)

               Registrant's telephone number, including area code:
                                 (616) 534-7663

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement

On October 10, 2005, X-Rite, Incorporated (the "Company") entered into a Purchase and Sale Agreement to sell its current corporate headquarters property to American Investment Group, Ltd. (the "Buyer") for $14.5 million dollars. The Buyer retained the right to terminate the agreement for a sixty-day period commencing on that date while it attempted to secure zoning variances for the property's intended future use. The Company informally extended this agreement for three additional weeks to accommodate the zoning appeals process. During this extension period, the buyer exercised its right to terminate the transaction and formally notified the Company of this intent in a document that was received at the Company's headquarters on December 22, 2005.

The Company will continue to market the property to other interested parties.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.


Dated: December 29, 2005                             X-RITE, INCORPORATED

                                                     By: /s/ Mary E. Chowning
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                                                         Mary E. Chowning
                                                         Chief Financial Officer